                                                                     EXHIBIT (5)

                                  LAW OFFICES

                        ARRINGTON KIHLE GABERINO & DUNN

JOHN L. ARRINGTON, JR.                      A PROFESSIONAL CORPORATION                    OF COUNSEL
BARRY K. BEASLEY                                 1000 ONEOK PLAZA                     SIDNEY K. SWINSON
STUART D. CAMPBELL                            100 WEST FIFTH STREET
PATRICK W. CIPOLLA                          TULSA, OKLAHOMA 74103-4219                      ------
C. BURNETT DUNN
JOHN A. GABERINO, JR.                                 ------                         OKLAHOMA CITY OFFICE
VIVIAN C. HALE                                                                  2212 NW 50TH STREET, SUITE 163
LARRY D. HENRY                                    (918) 585-8141                 OKLAHOMA CITY, OK 73112-8097
JEAN ANN HUDSON
ROBERT A. HUFFMAN, JR.                                ------                                ------
J. CLARKE KENDALL II
DONALD A. KIHLE                             TELECOPIER (918) 588-7873                   (405) 840-4408
THOMAS J. KIRBY                                                                   TELECOPIER (405) 843-9090
SUE C. MAYHUE
SHEPPARD F. MIERS, JR.
JULEY M. ROFFERS
JOHN M. SHARP
MICHAEL V. SNYDER
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                                 August 4, 1995

ONEOK Inc.
100 West Fifth Street
Tulsa, OK 74103

     Re: Form S-3, Registration Statement Under the Securities Act of 1933, relating to certain Common Stock of ONEOK Inc.

Gentlemen:

     We are retained as regular counsel for ONEOK Inc., a Delaware corporation
(hereinafter called the "Company") which will file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration
Statement on Form S-3 (including a Prospectus) relating to the registration of Two Million (2,000,000) shares of the common stock, no par value, of the Company
(the "Common Stock") for sale under the Direct Stock Purchase and Dividend
Reinvestment Plan of ONEOK Inc., as more fully described in the Prospectus.

     We have examined (a) the above-mentioned Registration Statement which is being filed with the Securities and Exchange Commission; (b) the Third Restated
Certificate of Incorporation and the By-laws of the Company; (c) the above-mentioned Direct Purchase and Dividend Reinvestment Plan of ONEOK Inc.
(the "Plan"); (d) the corporate actions taken by the Board of Directors of the Company; and (e) such other documents as we have considered relevant to the matters covered by this opinion.
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ONEOK Inc.
August 4, 1995
Page 2

     In connection with the foregoing, we wish to advise you as follows:

          1. The Company is a corporation validly organized and existing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the State of Oklahoma.

          2. The filing of the above-mentioned Registration Statement has been duly authorized by the proper corporate action on the part of the Company.

          3. When the Certificate for the shares of original issue Common Stock of the Company to be purchased by the administrator of the Plan (the
     "Administrator") pursuant to the terms of the Plan, for the participants in the Plan, are paid for by the Administrator and have been executed by the proper officers of the Company, countersigned by the Transfer Agent and registered by the Registrar thereof, then, subject to compliance with the securities or "Blue Sky" laws of the states in which shares are offered for sale, the certificates for such shares will represent, and such shares shall constitute duly authorized, legal issued, full paid, non-assessable, valid and legal shares of the Common Stock of the Company in the hands of the owner thereof.

     We hereby consent to:

          1. Being named in the above-mentioned Form S-3 Registration Statement and the Prospectus which is being made a part thereof, and in any amendments thereto, under the caption "Experts," and "Legality," as counsel for the Company, passing upon legal matters in connection with the Common
     Stock and having reviewed the matters of law and legal conclusions under "Description of Common Stock" contained in said Prospectus which are included therein under our authority as experts.

          2. The filing of this opinion as an exhibit to the above-mentioned
     Form S-3 Registration Statement.

                                            Very truly yours,

                                            Arrington Kihle Gaberino & Dunn,
                                            P.C.

                                            By     /s/  DONALD A. KIHLE
                                               ---------------------------------
                                                 Donald A. Kihle, President